2

3

(1) Based on unit count (2) Represents preliminary FY2020 sales data and unit counts as of Q4-2020 (3) Represents preliminary system-wide sales for fiscal 2020 and unit count as of December 29th, 2020. Mexican QSR competitive unit counts / system-wide sales are from the Restaurant Business Online Top 500 Chain Restaurant Report reflecting 2019 results 5

(1) Source: The NPD Group/CREST®, December 2019 for total food visits (excluding beverage only occasions) QUALITY V A LU E / A F F O R D A B IL IT Y (1)) 6

June 2020 Launch of Fresh Guacamole Platform February 2020 Launch of Updated Value Strategy Carne Asada Steak and Marinated Chicken Freshly Grilled in Our Restaurants 100% Real Cheddar Cheese Grated Fresh Daily Whole Pinto Beans Slow Cooked In Our Kitchens Salsa Made From Scratch With Fresh Tomatoes 7

8

9 (1) https://www.gallup.com/workplace/268349/restaurant-general-managers-brand.aspx VS. Del Taco 2019 Internal Employee Survey (2) Del Taco Q1 and Q2-Q4 2020 Avg. Turnover

10

12

(1) Based on company restaurant sales (2) Excludes dining room test during fiscal Q4 13

Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 (1) Represents third party delivery sales through the Grub Hub, Postmates, Door Dash and Uber Eats marketplaces, as well as third party delivery sourced through our Del App as a percentage of company or franchised restaurant sales (2) Represents preliminary results 14

15 (1) 2020 Inmoment Del Taco Guest Experience Measurement Surveys

(15.0%) (10.0%) (5.0%) 0.0% 5.0% 10.0% Fiscal Q1 Fiscal Q2 Fiscal Q3 Fiscal Q4 16 (1) Represents preliminary results

18

19

WIDE SPECTRUM OF OCCASIONS 1$ 5$< > 20

New Variety · New Flavors · New Products 21

TV · Streaming Service · Social Terrestrial & Digital PR & Social 22

23 0 500,000 1,000,000 1,500,000 2019 2020 48% Increase In Registered App Users Since 2019 1.2% 6.3% 0.0% 2.0% 4.0% 6.0% 8.0% Q4 2019 Q4 2020 5X Increase In System Delivery Sales % (1) (1) Represents third party delivery sales through the Grub Hub, Postmates, Door Dash and Uber Eats marketplaces, as well as third party delivery sourced through our Del App as a percentage of system restaurant sales

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25

(1) Represents unit counts as of Q4-2020 (2) Based on internal analysis and a study prepared by a leading national consulting firm. 27

(1) Restaurant contribution is defined as company restaurant sales less company restaurant expenses. Restaurant contribution margin is defined as restaurant contribution as a percentage of company restaurant sales (2) Build to Suit and Conversion investment net of landlord contributions or planned sale leaseback proceeds (3) Represents number of system restaurants who were in the comparable restaurant sales base during fiscal Q4 (4) Comparable restaurant sales for the fiscal third quarter 2020 for system restaurants who were in the comparable restaurant sales base, including 366, 31, 19 and 149 system restaurants in California, Emerging Markets, Pacific Northwest and Southwest, respectively (5) Comparable restaurant sales for the fiscal fourth quarter 2020 for system restaurants who were in the comparable restaurant sales base, including 365, 32, 21 and 148 system restaurants in California, Emerging Markets, Pacific Northwest and Southwest, respectively (6) Emerging Markets includes system restaurants in Oklahoma, Georgia, Florida, Alabama, South Carolina and Michigan (7) Pacific Northwest includes system restaurants in Washington, Oregon and Idaho (8) Southwest includes system restaurants in Nevada, Utah, Arizona, Colorado and New Mexico 28

Strategic Refranchise Opportunistic Refranchise Opportunistic Acquisition Strategic Closures 29 (1) Represents unit counts as of Q4 2020.

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31

32

34 (2) (2) (1) Fiscal 2020 represents preliminary results (2) Fiscal 2016 results exclude the estimated contribution from the additional operating week including $8.3 million of total revenue and $8.0 million of company restaurant sales. . (1) (1) (1) (1)

(1)Restaurant contribution is defined as company restaurant sales less company restaurant expenses. Restaurant contribution margin is defined as restaurant contribution as a percentage of company restaurant sales. (2)Adjusted EBITDA represents a non-GAAP measure of financial results and reflects net income (loss) before interest expense, provision for income taxes, depreciation, amortization and items that we do not consider representative of our ongoing operating performance. (3)Fiscal 2016 results exclude the estimated contribution from the additional operating week including $8.3 million of total revenue, $8.0 million of company restaurant sales, $1.4 million of restaurant contribution and $1.1 million of Adjusted EBITDA. (4) Occupancy and other operating expenses as a percent of company restaurant sales increased approximately 70 basis points from the adoption of the new lease accounting standard (3) Company SSS 0.1% 1.8% 5.3% 6.4% 4.7% 4.0% 1.5% 0.5% CA Min Wage $8.00 $8.00 $9.00 $9.00 $10.00 $10.50 $11.00 $12.00 Food Inflation 3.7% 1.7% 1.0% 1.1% -2.2% 1.6% 0.8% 3.3% Lease Accounting 0.7% 35 (3) (4)

Net Debt Leverage Ratio (1) Net Debt is defined as Total Debt minus Cash and Cash Equivalents (2) Leverage ratio represents net debt, divided by Adjusted EBITDA on a rolling four fiscal quarter basis (2) 36 (1) (2) (1) (1)

(1) 37 Drive Core Business Disciplined Investment Return Excess Capital • •

# ADJUSTED EBITDA RECONCILIATION

DEL TACO

| (IN THOUSANDS) | 2019 | 2018 | 2017 | 2016 | 2015 | 2014 | 2013 | 2012 |
|---|---|---|---|---|---|---|---|---|
| **ADJUSTED EBITDA RECONCILIATION:** | | | | | | | | |
| Net income (loss) | $(118,285) | $18,959 | $49,871 | $20,913 | $4,757 | $(9,255) | $(6,539) | $(8,222) |
| ***Non-GAAP adjustments:*** | | | | | | | | |
| Provision (benefit) for income taxes | 4,371 | 6,659 | (15,824) | 15,329 | 852 | 1,098 | 80 | 1,939 |
| Interest expense | 7,235 | 9,075 | 7,200 | 6,327 | 15,143 | 30,895 | 35,613 | 38,291 |
| Depreciation and amortization | 25,488 | 25,794 | 23,362 | 23,129 | 19,525 | 18,608 | 19,472 | 17,082 |
| **EBITDA** | (81,191) | 60,487 | 64,609 | 65,698 | 40,277 | 41,346 | 48,626 | 49,090 |
| Stock-based compensation expense[a] | 6,293 | 6,079 | 4,876 | 4,096 | 2,030 | 954 | 1,290 | 3,087 |
| Loss (gain) on disposal of assets and adjustments to assets held for sale, net[b] | 9,448 | 1,012 | 1,075 | 312 | 102 | (151) | 209 | 35 |
| Impairment of goodwill[c] | 118,250 | -- | -- | -- | -- | -- | -- | -- |
| Impairment of long-lived assets[d] | 7,159 | 3,861 | -- | -- | -- | 9,617 | -- | -- |
| Restaurant closure charges, net[e] | 2,961 | 394 | 191 | 435 | 2,109 | 82 | 298 | 716 |
| Amortization of favorable and unfavorable lease assets and liabilities, net[f] | -- | (767) | (809) | (607) | (361) | 144 | 378 | 617 |
| Debt modification costs[g] | -- | -- | -- | -- | 217 | 1,241 | 4,178 | -- |
| Transaction-related costs[h] | -- | -- | -- | 731 | 20,227 | 1,936 | -- | -- |
| Change in fair value of warrant liability[i] | -- | -- | -- | -- | (35) | 1,417 | 33 | (2,634) |
| Executive transition costs[j] | 438 | -- | -- | -- | -- | -- | -- | -- |
| Pre-opening costs[k] | 1,650 | 1,584 | 1,591 | 731 | 642 | 462 | 596 | 1,080 |
| Insurance reserves adjustment[l] | -- | -- | -- | -- | -- | 1,800 | -- | -- |
| Other income[m] | (364) | (660) | -- | -- | (220) | -- | -- | -- |
| Sublease income for closed restaurants | (871) | -- | -- | -- | -- | -- | -- | -- |
| **ADJUSTED EBITDA** | $63,773 | $71,990 | $71,533 | $71,396 | $64,988 | $58,848 | $55,608 | $51,991 |
| Pro-rata Adjustment to 52 Weeks[n] | -- | -- | -- | (1,122) | -- | -- | -- | -- |
| **ADJUSTED EBITDA (52 Weeks)** | $63,773 | $71,990 | $71,533 | $70,274 | $64,988 | $58,848 | $55,608 | $51,991 |

a) Includes non-cash, stock-based compensation.
b) Loss (gain) on disposal of assets and adjustments to assets held for sale, net includes adjustments to reduce the carrying amount for assets held for sale to estimated fair value less cost to sell, loss or gain on disposal of assets related to sales, retirements and replacement or write-off of leasehold improvements or equipment in the ordinary course of business, net gains or losses recorded associated with the sale of company-operated restaurants to franchisees, gains from the write-off of right-of-use assets and operating lease liabilities related to the terminations of leases and net gains or losses recorded associated with sale-leaseback transactions.
c) Includes costs related to impairment of goodwill.
d) Includes costs related to impairment of long-lived assets.
e) During 2019, restaurant closure costs include rent expense, non-lease executory costs, other direct costs associated with previously closed restaurants and future obligations associated with the closure or net sublease shortfall of a restaurant. Prior to 2019, restaurant closure costs include costs related to future obligations associated with the closure or net sublease shortfall of a restaurant and lease termination costs, partially offset by sublease income from leases which are treated as deemed landlord financing.
f) Includes amortization of favorable lease assets and unfavorable lease liabilities.
g) Includes costs associated with debt refinancing transactions in April 2013, April 2014, March 2015 and August 2015.
h) Includes costs related to the offer to exchange the Company's common stock for each outstanding warrant in August 2016, the strategic sale process which commenced during 2014 and resulted in the March 2015 Stock Purchase Agreement with LAC and Levy Merger Sub and the June 2015 Business Combination consummated pursuant to the Merger Agreement, as well as costs related to the secondary offering of common stock completed in October 2015.
i) Relates to fair value adjustments to the warrants to purchase shares of common stock of Del Taco Holdings ("DTH") that had been issued to certain of DTH's equity shareholders, all of which were exchanged for shares of common stock of DTH on March 20, 2015.
j) Includes costs associated with the transition of former Company executives, such as severance expense.
k) Pre-opening costs consist of costs directly associated with the opening of new restaurants and incurred prior to opening, including restaurant labor, supplies, rent expense and other related pre-opening costs. These are generally incurred over the three to five months prior to opening.
l) Includes a $1.8 million increase in fiscal 2014 in workers' compensation expense due to higher payments and reserves related to underlying claims activity.
m) During 2019, other income consists of insurance proceeds related to a fire at a company-operated restaurant. During 2018, other income consists of a gain related to the write-off of unfavorable lease liabilities related to franchise subleases which were terminated in connection with the Company's acquisition of the related franchise-operated restaurants and insurance proceeds related to a fire at a company-operated restaurant. During 2015, other income consists of a gain based on the amount of the liquidating distribution received in excess of our investment in four public partnerships.
n) Estimated contribution from the additional operating week during fiscal 2016.

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# RESTAURANT CONTRIBUTION RECONCILIATION

| (IN THOUSANDS) | 2019 | 2018 | 2017 | 2016 | 2015 | 2014 | 2013 | 2012 |
|---|---|---|---|---|---|---|---|---|
| (Loss) income from operations | $ (107,043) | $ 34,033 | $ 41,247 | $ 43,300 | $ 40,941 | $ 27,332 | $ 33,365 | $ 29,374 |
| Less: | | | | | | | | |
| Franchise revenue | (19,002) | (17,569) | (16,464) | (15,676) | (14,021) | (12,973) | (12,515) | (12,409) |
| Franchise advertising contributions | (14,516) | (13,300) | - | - | - | - | - | - |
| Franchise sublease income and other | (5,442) | (3,428) | (2,844) | (2,343) | (2,366) | (2,251) | (2,167) | (2,142) |
| Plus: | | | | | | | | |
| General and administrative | 43,877 | 43,773 | 38,154 | 37,220 | 32,351 | 28,136 | 23,112 | 23,184 |
| Franchise advertising expenses | 14,516 | 13,300 | - | - | - | - | - | - |
| Depreciation and amortization | 25,488 | 25,794 | 23,362 | 23,129 | 19,528 | 18,752 | 19,850 | 17,699 |
| Occupancy and other - franchise subleases and other | 4,463 | 3,167 | 2,608 | 2,207 | 2,249 | 2,145 | 2,073 | 2,060 |
| Pre-opening costs | 1,650 | 1,584 | 1,591 | 731 | 642 | 462 | 596 | 1,080 |
| Impairment of goodwill | 118,250 | - | - | - | - | - | - | - |
| Impairment of long-lived assets | 7,159 | 3,861 | - | - | - | 9,617 | - | - |
| Restaurant closure charges, net | 2,961 | 394 | 191 | 435 | 2,109 | 82 | 298 | 716 |
| Loss (gain) on disposal of assets and adjustments to assets held for sale, net | 9,448 | 1,012 | 1,075 | 312 | 102 | (151) | 209 | 35 |
| **RESTAURANT CONTRIBUTION** | $81,809 | $92,621 | $88,920 | $89,315 | $81,535 | $71,151 | $64,821 | $59,597 |
| Company restaurant sales | $ 473,991 | $ 471,193 | $ 452,148 | $ 434,064 | $ 407,615 | $ 380,800 | $ 356,306 | $ 345,590 |
| **RESTAURANT CONTRIBUTION MARGIN** | 17.3% | 19.7% | 19.7% | 20.6% | 20.0% | 18.7% | 18.2% | 17.2% |

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(IN THOUSANDS) 2020 2019 2018 2017 2016 Total debt, net $114,610 $144,801 $ 179,697 $ 172,054 $ 175,331 Less: Cash and cash equivalents (7,911) (1,421) (7,153) (6,559) (8,795) $106,699 $143,380 $172,544 $165,495 $166,536 41